Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Fifth Amendment to Credit and Security Agreement (this “Fifth Amendment”), dated as of November 13, 2015, is made by and among COMMAND SECURITY CORPORATION, a New York corporation (“CSC” or “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting through its Wells Fargo Business Credit operating division (“Wells Fargo”).

WITNESSETH:

WHEREAS, the Borrower and Wells Fargo are parties to a certain Credit and Security Agreement dated as of February 12, 2009 (as amended by that certain Amendment to Credit and Security Agreement dated as of December 1, 2009, that certain Second Amendment to Credit and Security Agreement dated as of October 18, 2011, that certain Third Amendment to Credit and Security Agreement dated as of November 6, 2012, that certain Fourth Amendment to Credit and Security Agreement dated as of June 30, 2014, and as further amended, supplemented and in effect, collectively, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that Wells Fargo modify and amend certain terms and conditions of the Credit Agreement; and

WHEREAS, the Wells Fargo has agreed to modify and amend certain terms and conditions of the Credit Agreement, all as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Defined Terms. Capitalized terms used in this Fifth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.	Amendments to Exhibit A. Exhibit A of the Credit Agreement is hereby amended as follows:

(a)	The definition of “Funds from Operations” is hereby deleted in its entirety and the following substituted in its stead:

“Funds from Operations” means for a given period, the sum of (a) Net Income, (b) depreciation and amortization, (c) any increase (or decrease) in deferred income taxes, (d) any increase (or decrease) in lifo reserves, (e) other non-cash items, (f) Relocation Expenses, and (g) Leal Litigation Settlement Costs, each as determined for such period in accordance with GAAP.

(b)	The following new definitions are hereby added to Exhibit A of the Credit Agreement in their correct alphabetical order:

(i) “Leal Litigation” means that certain lawsuit filed by Jose Leal, on behalf of himself and other similarly situated, v. Command Security Corporation d/b/a CSC Security Services, Superior Court of the State of California, Orange County, Case No. 30-2011-00472660-CU-OE-CXC.

(ii) “Leal Litigation Settlement Costs” means such amounts to be paid by Borrower in settlement of all claims pursuant to the Leal Litigation, including costs for attorneys’ fees and expenses; provided however that aggregate amount of all such Leal Litigation Settlement Costs shall not exceed $2,000,000 in the aggregate.”

3.	Amendments to Exhibit D. Exhibit D of the Credit Agreement is hereby amended as follows:

(a)	The disclosure schedule to Section (g) of Exhibit D to the Credit Agreement is hereby amended by inserting the following information:

“Jose Leal, on behalf of himself and other similarly situated, v. Command Security Corporation d/b/a CSC Security Services, Superior Court of the State of California, Orange County, Case No. 30-2011-00472660-CU-OE-CXC

On April 29, 2014, the California Superior Court granted a plaintiff’s motion (Leal v. Command Security Corporation) to certify a class consisting of all persons who were employed by the Company in a non-exempt security officer position within the State of California at any time since May 2, 2007 through the date of trial who agreed to and signed an on-duty meal period agreement at the time of their employment. The case is a certified class action involving allegations that the Company violated certain California state laws relating to on-duty meal and rest breaks.

On October 13, 2015, the parties participated in mediation and, on October 15, 2015, both parties accepted the terms of the mediator’s proposal. On November 12, 2015, the Company and the plaintiff’s counsel executed a Memorandum of Understanding (“MOU”) in which it was agreed that the maximum settlement amount will be $2.0 million, including plaintiff’s attorney fees and costs, administration costs, and certain other miscellaneous costs. As part of the MOU, it was further agreed that (i) the final settlement will be subject to court approval; (ii) a minimum of 50% of the net proceeds will be distributed to the class; and (iii) the settlement will be paid in two installments, the first to be paid upon court approval of the final settlement agreement and the second to be paid no later than one year from final approval. The settlement is not an admission of liability and the Company denies any wrongdoing.”

4.	Ratification of Loan Documents. Except as provided for herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Obligations, as modified hereby, are and continue to be secured by the Collateral. Borrower warrants and represents to Wells Fargo that as of the date hereof, no Event of Default has occurred and is continuing. Borrower acknowledges and agrees that Borrower does not have any offsets, defenses, or counterclaims against Wells Fargo thereunder, and to the extent that any such offsets, defenses, or counterclaims may exist, Borrower hereby WAIVES and RELEASES Wells Fargo therefrom.

5.	Fifth Amendment Fee. In addition to the other fees described in the Credit Agreement for which the Borrower is obligated to pay to Wells Fargo, in consideration of Wells Fargo’s entering into this Fifth Amendment, the Borrower shall pay to Wells Fargo a fee (the “Fifth Amendment Fee”) in the amount of Five Thousand Dollars ($5,000.00) simultaneous with the execution and delivery of this Fifth Amendment to Wells Fargo, which Fifth Amendment Fee shall be fully and irrevocably earned by Wells Fargo as of such date, and is non-refundable to the Borrower.

6.	Conditions Precedent. This Fifth Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of Wells Fargo:

(a)	This Fifth Amendment shall have been duly executed and delivered by the respective parties thereto, and shall be in full force and effect and shall be in form and substance satisfactory to Wells Fargo.

(b)	Wells Fargo shall have received the documents, instruments and agreements as Wells Fargo may reasonably require to effectuate this Fifth Amendment.

(c)	All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Fifth Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to Wells Fargo shall have been provided to Wells Fargo.

(d)	The Borrower shall have paid the Fifth Amendment Fee.

(e)	No Event of Default shall have occurred and be continuing.

(f)	The Borrower shall have paid all reasonable and documented costs and expenses of Wells Fargo, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment as well as any outstanding invoices.

7.	Miscellaneous.

(a)	This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)	This Fifth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

(d)	The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this Fifth Amendment and is not relying on any representations or warranties of Wells Fargo or its counsel in entering into this Fifth Amendment.

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IN WITNESS WHEREOF, each party hereto has executed this Fifth Amendment as a sealed instrument under the laws of the Commonwealth of Massachusetts through its authorized officer as of the date set forth above.

COMMAND SECURITY CORPORATION

By:	/s/ N. Paul Brost
Name:	N. Paul Brost
Title:	Chief Financial Officer

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ James A. Kelly
Name:	James A. Kelly
Title:	Vice President

Signature Page to Fifth Amendment to Credit Agreement